UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

Prelude Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39527	81-1384762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powder Mill Road

Wilmington, Delaware, 19803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (302) 467-1280

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On July 15, 2021, upon the recommendation of the Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board of Directors (the “Board”) of Prelude Therapeutics Incorporated (the “Company”), the Board appointed Martin Babler as a Class II director and as a member of the Audit Committee of the Board, effective as of July 19, 2021 (the “Effective Date”).

Mr. Babler served as President and Chief Executive Officer at Principia Biopharma Inc., a biopharmaceutical company from April 2011 until its acquisition by Sanofi S.A. in October 2020. From December 2007 to April 2011, Mr. Babler served as President and Chief Executive Officer of Talima Therapeutics, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Babler held several positions at Genentech, Inc., a biopharmaceutical company, most notably as Vice President, Immunology Sales and Marketing. While at Genentech he also helped to build and led the Commercial Development organization and led the Cardiovascular Marketing organization. Mr. Babler was previously employed at Eli Lilly and Company, a pharmaceutical company, in positions focused on sales, sales management, global marketing and business development. Mr. Babler presently serves on the board of directors of Neoleukin Therapeutics, Inc., Omega Alpha SPAC and on the Emerging Companies Section Governing Board of the Biotechnology Innovation Organization, or BIO. Mr. Babler received a Swiss Federal Diploma in pharmacy from the Federal Institute of Technology in Zurich and completed the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University.

In connection with his appointment to the Board, and in accordance with the Company’s current director compensation policy, Mr. Babler will receive compensation for his service as a director in accordance with the Company’s compensation policy for non-employee directors, and the Board granted Mr. Babler non-incentive stock options (the “Options”) to purchase up to 36,400 shares of the Company’s common stock under the terms of the Company’s 2020 Equity Incentive Plan, with such Options vesting monthly over three years, beginning on the one month anniversary of the Effective Date, subject, however, to Mr. Babler’s service to the Company on each vesting date.

The Company will enter into an indemnity agreement with Mr. Babler in the form that it has entered into with its other directors and that is filed as Exhibit 10.1 to the Company’s registration statement on Form S-1 (File No. 333-248628).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRELUDE THERAPEUTICS INCORPORATED

Date: July 19, 2021	By:	/s/ Brian Piper
Brian Piper
Chief Financial Officer